UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 23, 2016

SUMMIT NETWORKS INC
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-199108	35-2511257
(Commission File Number)	(IRS Employer Identification No.)

Juanciema gatve 40, Ziemelu rajons, Riga

LV-1023 Latvia

(Address of Principal Executive Offices) (Zip Code)

Phone: (775) 572-8824

(Registrant's Telephone Number, Including Area Code)

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On November 23, 2016 the Board of Directors of Summit Networks Inc terminated the services of Monte C. Waldman, CPA, the company’s independent registered public account firm. The decision to terminate the services of Monte C. Waldman was made because of a letter the company received from the U.S. Securities and Exchange Commission. The audit report of Monte C. Waldman, CPA on the Company's financial statements for the year ended July 31, 2016 did not contain an adverse opinion.

There were no disagreements with Monte C. Waldman, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Monte C. Waldman, CPA's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Monte C. Waldman, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and Monte C. Waldman declined the company’s request for the letter because the firm is challenging the contents of the letter the company received from the U.S. Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibits

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2016	By:	/s/ Andris Berzins
	Name:	Andris Berzins
	Title:	President

3